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                                                                       EXHIBIT 5

                                March 6, 1997


Kensey Nash Corporation
Suite 204
55 East Uwchlan Avenue
Exton, Pennsylvania  19341

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for Kensey Nash Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the registration for sale under the Securities Act of 1933, as amended, of 330,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which may be issued, in addition to the 930,000 shares of Common Stock previously registered, pursuant to the First Amended and Restated Kensey Nash Corporation Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and the First Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the "Employee Plan").

        In connection with this opinion, we have also examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

         1. The Registration Statement;

         2. The Second Amended and Restated Certificate of Incorporation of the Company;

         3. The Amended and Restated By-Laws of the Company;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption of the Directors' Plan and the Employee Plan;

         5. The Directors' Plan and the Employee Plan (collectively, the "Option Plans");

         6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

         7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

        In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration
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Kensey Nash Corporation
March 6, 1997
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Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

        Based upon the foregoing, we are of the opinion that the 330,000 shares of Common Stock issuable under the Option Plans, when issued and delivered by the Company in accordance with the terms of the respective Option Plans, will be validly issued, fully paid and nonassessable securities of the Company.

        Our opinion expressed above is limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,


                                                  KATTEN MUCHIN & ZAVIS